UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2013

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 15, 2013, Allison Transmission Holdings, Inc. (the “Company”) reported preliminary results of operations for its fiscal quarter ended March 31, 2013. The preliminary results of operations, as well as information regarding the use of non-GAAP financial measures, are set forth in the earnings release dated April 15, 2013, which is furnished as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure.

On April 15, 2013, the Board of Directors of the Company declared quarterly dividends of $0.12 per share on our common stock and non-voting common stock, which is an increase from our quarterly cash dividend of $0.06 per share that began in the second quarter of 2012.

On April 15, 2013, the Company announced a proposed secondary offering of 22,000,000 shares of its common stock by investment funds affiliated with The Carlyle Group and Onex Corporation (the “Sponsors”). A group led by BofA Merrill Lynch, Citigroup and J.P. Morgan will act as the underwriters in the proposed registered public offering of those shares. In addition, the underwriters will have an option to purchase up to 3,300,000 additional shares from the Sponsors. The Company’s press release issued in connection with the proposed secondary offering is furnished as Exhibit 99.2 to this report.

The foregoing information in items 2.02 and 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Earnings release dated April 15, 2013

99.2	Press release dated April 15, 2013

Safe Harbor Statement

The statements in this release state the Company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: April 15, 2013

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number:	Description

99.1	Earnings release dated April 15, 2013

99.2	Press release dated April 15, 2013